UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 11, 2013

Commission File Number:  333-57818

Augme Technologies, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
20-0122076
(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor, New York, New York 10001
(Address of principal executive offices)

855-423-5433
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 11, 2013 Augme Technologies, Inc. ("Augme") entered into a settlement with Pandora Media, Inc. ("Pandora"), pursuant to which Augme and Pandora have settled all claims pending against Pandora in Civil Action No. 1:11cv00379-LPS pending in the U.S. District Court for the District of Delaware (the "Lawsuit").

Pursuant to the settlement, (i) Augme has granted Pandora (including its subsidiaries and corporate affiliates) a fully paid-up license under certain patents (the "Patents") for use by Pandora in its products in exchange for a lump sum payment of $250,000 (the "License Fee"), (ii) each party has covenanted not to sue the other for claims related to the released matters, (iii) Augme has agreed to dismiss the Lawsuit with prejudice upon receipt of the License Fee, and (iv) each party released the other from all claims related to the Patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.

Date:   March 13, 2013
By:	/s/ Ivan Braiker

Name: Ivan Braiker
Title: Chief Executive Officer